Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
One Manhattan West New York, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

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July 29, 2026

Reformation Inc. 5801 S. 2nd St. Vernon, CA 90058
RE:	Reformation Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special United States counsel to Reformation Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (together with the exhibits thereto, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company of up to 10,915,590 shares (the “Plan Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (a) up to 5,007,970 shares of Common Stock (the “2019 Plan Shares”) issuable pursuant to stock options outstanding under the Company’s 2019 Stock Option Plan (as amended and/or restated, the “2019 Plan”), (b) up to 5,316,858 shares of Common Stock (the “2026 Plan Shares”) reserved for issuance under the Company’s 2026 Omnibus Incentive Plan (as amended and/or restated, the “2026 Plan”) and (c) up to 590,762 shares of Common Stock (the “ESPP Shares”) reserved for issuance under the Company’s Employee Stock Purchase Plan (the “ESPP” and together with the 2019 Plan and the 2026 Plan, the “Plans”).

Reformation Inc.
July 29, 2026

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)             the Registration Statement in the form to be filed with the Commission on the date hereof;

(b)             a copy of the 2019 Plan;

(c)             a copy of the 2026 Plan;

(d)             a copy of the ESPP;

(e)             an executed copy of a certificate of Christina Halliday, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)              a copy of the Company’s Certificate of Incorporation dated August 23, 2019, as amended on April 11, 2025 and July 13, 2026 (the “Historical Charter”), certified by the Secretary of State of the State of Delaware as of July 29, 2026 and certified pursuant to the Secretary’s Certificate as being in effect on October 1, 2019, June 25, 2026, July 13, 2026, and as of the date hereof;

(g)             the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of shares of common stock (“Shares”), filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-297039) of the Company (the “S-1 Registration Statement”), and certified pursuant to the Secretary’s Certificate (the “New Charter”);

(h)             a copy of the Company’s Amended and Restated Bylaws, certified pursuant to the Secretary’s Certificate as being in effect on April 11, 2025, June 25, 2026, July 13, 2026, and July 23, 2026 as of the date hereof (the “Historical Bylaws”);

(i)              the form of the Company’s Amended and Restated Bylaws, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.4 to the S-1 Registration Statement, and certified pursuant to the Secretary’s Certificate (the “New Bylaws”); and

(j)              copies of certain resolutions of the Board of Directors of the Company relating to the approval of the Plans and certain related matters, adopted on October 1, 2019, June 25, 2026 and June 30, 2026 and, as adopted by unanimous written consent, July 13, 2026, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

Reformation Inc.
July 29, 2026

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the New Charter and the Secretary’s Certificate.

In rendering the opinion stated herein, we have also assumed that (i) the Plan Shares will be issued in book-entry form and an appropriate account statement evidencing the Plan Shares credited to a recipient’s account maintained with the Company’s transfer agent and registrar has been or will be issued by the Company’s transfer agent and registrar, (ii) the issuance of the Plan Shares have been or will be properly recorded in the books and records of the Company, (iii) each award agreement under which options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses or other stock-based awards have been or will be granted pursuant to the Plans (each, an “Award Agreement”) is or will be consistent with the applicable Plan, (iv) each Award Agreement has been or will be duly authorized, validly executed and delivered by the parties thereto, (v) the New Charter has been filed with the Secretary of State of the State of Delaware and has become effective, (vi) the Company’s authorized capital stock will be as set forth in the New Charter, and we have relied solely on the form thereof and have not made any other inquiries or investigations, (vii) the Company will continue to have sufficient authorized shares of Common Stock, (viii) the issuance of the Plan Shares does not and will not violate any statute to which the Company or such issuance is subject (except that we do not make this assumption with respect to the General Corporation Law of the State of Delaware (the “DGCL”)), and (ix) the issuance of the Plan Shares does not and will not conflict with or constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Historical Charter, New Charter, Historical Bylaws or the New Bylaws).

We do not express any opinion with respect to the laws of any jurisdiction other than the DGCL.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Plan Shares are issued to the participants in accordance with the terms and conditions of the applicable Plan and the applicable Award Agreement for consideration in an amount at least equal to the par value of such Plan Shares, the Plan Shares will be validly issued, fully paid and nonassessable.

Reformation Inc.
July 29, 2026

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LK